Exhibit 10.3

Earthstone Energy, Inc.

AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD

Award No.:

Participant:

Notice:
You have been granted the following award of restricted stock units (“Restricted Stock Units”) of Earthstone Energy, Inc. (the “Company”), in accordance with the terms of this Notice of Restricted Stock Unit Award (this “Notice”), the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as approved by shareholders in June 2018, as amended from time to time (the “Plan”), and the attached Restricted Stock Unit Agreement (the “Agreement”).

Grant Date:		(the “Grant Date”)

Number of Units:	Aggregate Number of Restricted Stock Units (the “Units”):

Vesting Schedule:	Units	Vesting Date	Units	Vesting Date

The vesting of the Units is subject to (i) except as otherwise provided in the Agreement, your continued service as a director of the Company through each vesting date set forth above (each, a “Vesting Date”), and (ii) upon the terms and conditions of this Notice, the Plan and the Agreement.

You, by your signature as the Participant below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Notice, (ii) understand that the award of the Units is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Board of Directors of the Company with respect to matters arising under or relating to this Notice, the Agreement and the Plan.

PARTICIPANT		EARTHSTONE ENERGY, INC.

By:
Name:
Title:

EARTHSTONE ENERGY INC.
AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.
Award of Restricted Stock Units. Earthstone Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant under the Plan an award (the “Award”) of the number of Restricted Stock Units (each individually, a “Unit” and collectively, the “Units”) set forth in the Notice of Restricted Stock Unit Award (the “Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached. This Agreement consists of the Notice and the terms and conditions of the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan or in the Notice.

2.	Vesting Schedule.

(a)
Vesting of the Units. Each Unit held by the Participant will entitle the Participant to receive one share of Class A common stock, $0.001 par value per share, of the Company (the “Class A Common Stock”), upon the Vesting Date of such Units. Prior to the issuance of Class A Common Stock upon the settlement of a Unit, the Participant will have no ownership interest in the Class A Common Stock represented by such Unit and the Participant will have no right to vote or exercise proxies with respect to the Class A Common Stock represented by such Unit. The Participant will not receive any dividends or be entitled to any dividend equivalents on or with respect to the Units. No stock certificates will be issued as of the Grant Date set forth in the Notice and the Units will be subject to forfeiture and other restrictions as set forth below.

(b)
Continuous Service; Separation From Service. Units scheduled to vest on a Vesting Date will vest only if the Participant remains in continued service as a director of the Company through such Vesting Date. If the Participant’s continued service as a director of the Company ends at any time (a “Separation From Service”), any unvested Units will be immediately forfeited. However, the Company’s Board of Directors or its Compensation Committee (collectively, the “Board”) may, in its sole discretion, vest any unvested Units upon a Separation From Service, provided the Award is not “deferral of income” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Participant will receive no payment for unvested forfeited Units. The term “Separation From Service” shall have the same meaning as attributed to it under Section 409A of the Code.

(c)
Termination for Death or Disability. Notwithstanding Section 2(b) above, if the Participant’s continued service as a director of the Company or any of its subsidiaries ends as a result of the Participant’s death or Disability, any unvested Units that have not been previously forfeited will automatically vest in full on the date of such death or Disability.

(d)
Change of Control Event. Notwithstanding Section 2(b) above, in the event there occurs a Change in Control Event of the Company, then, except as provided herein, any unvested Units outstanding immediately prior to such Change in Control Event will accelerate and become fully vested upon (or, as may be necessary to effect such acceleration, immediately prior to) the consummation of the Change in Control Event.

3.	Settlement.

(a)
Subject to the terms and conditions of this Agreement, within ninety (90) days following each Vesting Date, except in no event later than March 15th of the calendar year following the calendar year in which vesting occurs (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the Code), the Company will issue one share of Class A Common Stock for each Unit which vested on such Vesting Date in a book-entry account in the name of the Participant with the Company’s transfer agent.

(b)
In the event a portion or all of the Units granted in the Notice are deemed to provide for the “deferral of income” pursuant to Section 409A of the Code, and the Participant is a “Specified Employee” (as such term is defined in Treasury Regulation §1.409A-1(i)) as of the date of the Participant’s Separation From Service from the Company, any shares of Class A Common Stock due to the Participant due to the vesting of Units which have yet to be issued to the Participant as of the Participant’s Separation From Service (the “Withheld Common Stock”) may not be issued to the Participant before the date which is six (6) months after the Participant’s Separation From Service or the date of the Participant’s death, if earlier. Any Withheld Common Stock will be accumulated and issued to the Participant on the earlier of the first day of the seventh month following the Participant’s Separation From Service or the Participant’s death. This Section 3(b) is intended to comply with Treasury Regulation §1.409A-3(i)(2) and will be interpreted in compliance therewith.

4.	Taxes.

(a)
Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Class A Common Stock. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)
Payment of Withholding Taxes. In the event required by federal, state or local law, the Company will have the right and is hereby authorized to withhold, and/or to require the Participant to pay upon the occurrence of an event triggering the requirement, any applicable withholding taxes in respect of the Award, whether upon its grant, vesting, settlement, and/or otherwise, and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes. The Company may, in its sole discretion, and subject to compliance with all applicable laws as set forth in Section 8 hereof, permit the Participant to satisfy such tax withholding obligation, in whole or in part, without limitation, by: (i) causing the Participant to tender a cash payment; (ii) permitting the Participant to enter into a “same-day-sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant shall irrevocably elect to sell a portion of any shares of Class A Common Stock to be delivered upon settlement in an amount necessary to satisfy the withholding taxes and the FINRA Dealer irrevocably commits to forward the proceeds directly to the Company; (iii) withholding otherwise then deliverable Class A Common Stock having a fair market value not to exceed the maximum statutory withholding amount permissible in the applicable jurisdictions; (iv) causing the Participant to surrender Class A Common Stock of the Company which (A) in the case of Class A Common Stock initially acquired pursuant to an Award or otherwise, has been owned by the Participant for any applicable holding period, and (B) has a fair market value on the date of surrender equal to the amount required to be withheld; or (v) through any other lawful manner. The Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to inadequate withholding.

(c)
THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY HAS DIRECTED HIM OR HER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE INCOME TAX LAWS OF ANY MUNICIPALITY OR STATE IN WHICH HE OR SHE MAY RESIDE.

5.
No Right to Continued Service. Neither this Agreement nor the Plan will confer upon the Participant any right to be retained as a director of the Company or in any other capacity. Further, nothing in this Agreement or the Plan shall be construed to limit, interfere with, or restrict in any way, the rights of the Company, which are expressly reserved, to terminate the Participant’s continued service as a director of the Company at any time for any reason whatsoever, with or without good cause.

6.
Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, Attn: President, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Participant will be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

7.
Award is Not Transferable. The Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

8.	Compliance with Laws and Regulations.

(a)
If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), the Participant may not sell any shares of Class A Common Stock received upon settlement of the Units unless in compliance with Rule 144. Further, the Participant’s subsequent sale of any shares of Class A Common Stock received upon the settlement of Units will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws. The Participant acknowledges and agrees that, prior to the sale of any shares of Class A Common Stock acquired hereunder, it is the Participant’s responsibility to determine whether or not such sale of such Class A Common Stock will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

(b)
The Units and the obligation of the Company to deliver shares of Class A Common Stock hereunder will be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board may, in its discretion, determine to be necessary or applicable. Moreover, the Company will not issue any shares of Class A Common Stock to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Class A Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company will not be required to issue any shares of Class A Common Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(c)
It is the intention of the Company and the Participant that the payments, benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with or be exempt from Section 409A of the Code and the treasury regulations promulgated thereunder (“Section 409A”) (to the extent that the requirements of Section 409A are applicable thereto), after application of all available exemptions (including without limitation the short-term deferral rule, the involuntary separation pay plan exception, or the specified payment date rule). The provisions of this Agreement shall be construed in a manner consistent with that intention. If any provision of this Agreement contravenes Section 409A, or would cause Participant to incur any additional tax, interest or penalty under Section 409A, the Company and Participant agree in good faith to reform this Agreement to comply with Section 409A, or to take such other actions as the Company and the Participant deem necessary or appropriate, to maintain, to the maximum extent practicable, without violating the provisions of Section 409A, the original intent and economic benefit to the Participant and the Company of the applicable provision; provided that the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. Any provision required for compliance with Section 409A that is omitted from this Agreement shall be incorporated herein by reference and shall apply retroactively, if necessary, and be deemed a part of this Agreement to the same extent as though expressly set forth herein. Notwithstanding anything to the contrary, the Company makes no representation with respect to the tax treatment of the payments and/or benefits provided under this Agreement, and in no event will Company be liable for, pay or reimburse any additional tax, interest or penalties that may be imposed on the Participant under Section 409A. If required to comply with Section 409A (but only to the extent so required), a termination of employment shall not be deemed to have occurred for purposes of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A (excluding death) and, for purposes of any provision of this Agreement, references to “termination of employment,” “separation from employment,” “termination,” or like terms shall mean “Separation from Service” (excluding death).

9.	Binding Agreement. This Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.	Plan Governs.

(a)
Except as set forth in this Section 10 and where explicitly stated in this Agreement, this Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(b)
Any interpretation of the Plan as the Plan applies to this Agreement shall be in compliance with Section 409A of the Code. If a provision of this Agreement is compliant with Section 409A of the Code and the conflicting provision of the Plan is not compliant with Section 409A of the Code, the provision of this Agreement shall govern.

11.
Board Authority. The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Units have vested). All actions taken and all interpretations and determinations made by the Board will be final and binding upon the Participant, the Company and all other persons, and will be given the maximum deference permitted by law. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

12.	Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.
Provisions Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

14.
Entire Agreement. This Agreement, including the Notice, and the Plan constitute the entire understanding of the parties relating to the subjects covered herein. The Participant expressly warrants that he or she is not executing the Notice in reliance on any promises, representations or inducements other than those contained herein and in the Plan.

15.
Modifications to this Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless made in writing signed by the Participant and a duly authorized officer of the Company. All modifications of or amendments to this Agreement must either (a) comply with Section 409A of the Code or (b) not cause the Award to be subject to Section 409A of the Code if the Award is not already subject to Section 409A of the Code.

16.	Amendment, Suspension or Termination of the Plan. The Participant understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

17.	Recoupment Policy. Notwithstanding any terms in this Agreement to the contrary, the Award is subject to any compensatory recovery (clawback) policy in effect at the time of each Vesting Date.

18.	Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of law provisions.

19.	Data Protection. By accepting the Award the Participant agrees and consents:

(a)
to the collection, use, processing and transfer by the Company of certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, other information, details of the Units granted to the Participant, and of Class A Common Stock issued or transferred to the Participant pursuant to this Agreement (“Data”); and

(b)	to the Company transferring Data to any subsidiary or affiliate of the Company for the purposes of implementing, administering and managing this Agreement; and

(c)	to the use of such Data by any person for such purposes; and

(d)	to the transfer to and retention of such Data by third parties in connection with such purposes.

20.	No Guarantee of Interests. The Board and the Company do not guarantee the Class A Common Stock from loss or depreciation.

21.
Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom shall be delivered or paid under this Agreement following the Participant’s death any shares of Class A Common Stock that are distributable hereunder in respect of the Units at the time specified in Section 2 hereof. Each designation will revoke all prior designations, shall be in a form prescribed by the Board, and will be effective only when filed in writing with the Board during the Participant’s lifetime. In the absence of any such effective designation, shares issuable in connection with the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to the Participant’s estate.

22.
Participant Acknowledgements. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and fully understands all provisions of this Agreement and the Plan.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE UNITS WILL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUED SERVICE AS A DIRECTOR OF THE COMPANY (NOT THROUGH THE ACT OF BEING GRANTED THE AWARD OR ACQUIRING THE UNITS HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THE NOTICE, THIS AGREEMENT NOR THE PLAN WILL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S SERVICE AS A DIRECTOR OF THE COMPANY.